UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 01, 2023

ACRES Commercial Realty Corp.

(Exact name of Registrant as Specified in Its Charter)

Maryland	1-32733	20-2287134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 RXR Plaza
Uniondale, New York		11556
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 516 535-0015

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACR	New York Stock Exchange
8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	ACRPrC	New York Stock Exchange
7.875% Series D Cumulative Redeemable Preferred Stock	ACRPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 1, 2023, ACRES Commercial Realty Corp. (the “Company”) issued a press release and detailed presentation regarding its operating results for the quarter ended September 30, 2023. A copy of this press release is furnished with this report as Exhibit 99.1 and a copy of the earnings presentation is furnished with this report as Exhibit 99.2 as well as made available on the Company’s website at www.acresreit.com.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

b)
On November 1, 2023, David J. Bryant, Chief Financial Officer, Senior Vice President and Treasurer, informed the Company of his intention to retire effective December 31, 2023.

c)
On November 1, 2023, Eldron C. Blackwell was appointed as the Company’s Chief Financial Officer, Senior Vice President and Treasurer, effective January 1, 2024. Mr. Blackwell, age 44, has been the Company’s Vice President and Chief Accounting Officer since March 2014. Mr. Blackwell was the Assistant Controller for New Penn Financial, LLC, a residential mortgage lender, from March 2013 to March 2014. From September 2001 to March 2013, he was a Senior Manager in the audit practice of the global accounting firm Grant Thornton LLP. Mr. Blackwell serves as board chair for Freire Schools Collaborative in Philadelphia, Pennsylvania and also serves on the board of Resources for Human Development in Philadelphia, Pennsylvania.

Additionally, on November 1, 2023, Linda M. Kilpatrick was appointed as the Company’s Chief Accounting Officer, Vice President and Controller, effective January 1, 2024. Ms. Kilpatrick, age 51, has been the Company’s Controller since October 2017 and before that, served as the Company’s Division Controller since 2010. Prior to joining the Company, Ms. Kilpatrick worked as an Accounting and Reporting Manager for Independence Blue Cross, a health insurance company, from December 2010 to December 2014. From October 2004 to December 2010, she was a Manager in the audit practice of the global accounting firm Grant Thornton LLP. Ms. Kilpatrick is a certified public accountant.

Neither Mr. Blackwell nor Ms. Kilpatrick have any family relationships with any current director, executive officer, or person nominated to become a director or executive officer, of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Blackwell or Ms. Kilpatrick has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Forward-Looking Statements

This Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “trend,” “will,” “continue,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “look forward” or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. Factors that can affect future results are discussed in the documents filed by the Company from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statement to reflect new or changing information or events after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Item 7.01 Regulation FD Disclosure.

The information provided in Item 2.02 above is incorporated by reference into this Item 7.01.

The information set forth in Items 2.02 and 7.01 in this Current Report, and all of the exhibits hereto, is to be considered “furnished” pursuant to Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information set forth in Items 2.02 and 7.01 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release
99.2	Earnings Presentation
99.3	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRES COMMERCIAL REALTY CORP.

Date:	November 1, 2023	By:	/s/ David J. Bryant
David J. Bryant Chief Financial Officer